UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2020

OPTION CARE HEALTH, INC.

(Exact name of registrant specified in its charter)

Delaware	001-11993	05-0489664
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015
(Address of principal executive offices, including zip code)

(312) 940-2443

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2020, Option Care Health, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in the Company’s 2020 Proxy Statement filed with the Securities and Exchange Commission on April 10, 2020. The final voting results for each of the proposals submitted to a vote of the stockholders are set forth below:

1.          Election of ten directors for a term expiring at the next annual meeting of stockholders of the Company or until their successors are elected and qualified:

Name	For	Withheld	Broker Non-Votes
John J. Arlotta	164,577,698	280,503	7,759,130
Elizabeth Q. Betten	155,525,335	9,332,866	7,759,130
David W. Golding	164,520,534	337,667	7,759,130
Harry M. Jansen Kraemer, Jr.	159,566,002	5,292,199	7,759,130
Alan Nielsen	160,219,140	4,639,061	7,759,130
R. Carter Pate	164,540,856	317,345	7,759,130
John C. Rademacher	160,758,736	4,099,465	7,759,130
Nitin Sahney	164,578,027	280,174	7,759,130
Timothy Sullivan	153,523,096	11,335,105	7,759,130
Mark Vainisi	153,511,643	11,346,558	7,759,130

2.         The ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020:

For	Against	Abstain	Broker Non-Votes
172,217,275	374,489	25,567	N/A

3.         The non-binding advisory vote to approve executive officer compensation:

For	Against	Abstain	Broker Non-Votes
164,600,341	219,456	38,404	7,759,130

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTION CARE HEALTH, INC.

Date: May 28, 2020	By:	/s/ Michael Shapiro
	Name:	Michael Shapiro
	Title:	Senior Vice President and Chief Financial Officer